                   FORM OF AMENDMENT NO. 2 TO PLEDGE AGREEMENT

         THIS AMENDMENT, dated as of July 15, 1997, by (i) each of the Pledgors which is a party to the Pledge Agreement referred to below (the "ORIGINAL PLEDGORS") and (ii) KEYBANK NATIONAL ASSOCIATION, a national banking association, as Collateral Agent under the Pledge Agreement (herein, together with its successors and assigns in such capacity, the "PLEDGEE"):

         PRELIMINARY STATEMENTS:

         (1) The Original Pledgors have heretofore entered into the Pledge Agreement, dated as of May 21, 1997, in favor of the Collateral Agent as the Pledgee thereunder, as amended by Amendment No. 1 to Pledge Agreement dated as of June 2, 1997 (as so amended, the "PLEDGE AGREEMENT"; with the terms defined therein, or the definitions of which are incorporated therein, being used herein as so defined).

         (2) The parties hereto desire to amend certain of the terms and provisions of the Pledge Agreement, all as more fully set forth below.

         NOW, THEREFORE, the parties hereby agree as follows:

         1. ADDITIONS TO ANNEX A. Annex A to the Pledge Agreement is amended by the addition of the following information:


  NAME OF       JURISDICTION       PERCENTAGE OF         NAMES AND      JURISDICTIONS         JURISDICTIONS
 SUBSIDIARY         WHERE        OUTSTANDING STOCK       ADDRESSES          WHERE                 WHERE
    AND           ORGANIZED       OR OTHER EQUITY            OF          QUALIFIED AS          SUBSTANTIAL
  TYPE OF                         INTERESTS OWNED        MINORITY         A FOREIGN               ASSETS
ORGANIZATION                        (INDICATING          HOLDERS,        CORPORATION             LOCATED
                                  WHETHER OWNED BY        IF ANY              OR
                                 THE BORROWER OR A                       OTHER ENTITY
                                     SPECIFIED
                                    SUBSIDIARY)
------------   --------------    -------------------     ---------       ------------         ----------------
Safety            Delaware         100% owned by the       N/A            California              South
Components                         Company                                                        Carolina
Fabric                                                                    South
Technologies,                                                             Carolina
Inc.

         2. ADDITIONS TO ANNEX B. Annex B to the Pledge Agreement is amended by the addition of the following information:

   NAME OF          TYPE            NUMBER
   ISSUING           OF               OF        CERTIFICATE     PERCENTAGE
 CORPORATION       SHARES           SHARES          NO.           OWNED
-------------     --------         --------    -------------   ------------
Safety           common stock         100            1             100%
Components
Fabric
Technologies,
Inc.


                  3. RATIFICATIONS. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Security Agreement, and except as expressly modified and superseded by this Amendment, the terms and provisions of the Pledge Agreement are ratified and confirmed and shall continue in full force and effect.

                  4. MISCELLANEOUS. The terms and provisions of sections 20 [Waiver; Amendment], 22 [Miscellaneous] and 23 [Waiver of Jury Trial] of the Pledge Agreement are hereby incorporated into this Amendment as if set forth in full herein, except that references in such incorporated terms and provisions to "this Agreement", "herein", "hereby" and words of similar import shall be deemed to refer to this Amendment instead of the Pledge Agreement. This Amendment may be executed by the parties hereto separately in counterparts, each of which shall be an original and all of which together shall constitute one and the same agreement.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                          SAFETY COMPONENTS INTERNATIONAL, INC.

                                          BY:______________________________
                                             EXECUTIVE VICE PRESIDENT

                                          AUTOMOTIVE SAFETY COMPONENTS
                                          INTERNATIONAL, INC.

                                          BY:______________________________
                                             EXECUTIVE VICE PRESIDENT

                                          ASCI HOLDINGS GERMANY (DE), INC.

                                          BY: ______________________________
                                              EXECUTIVE VICE PRESIDENT

                                          ASCI HOLDINGS CZECH (DE), INC.

                                          BY:______________________________
                                             EXECUTIVE VICE PRESIDENT

                                          ASCI HOLDINGS MEXICO (DE), INC.

                                          BY:______________________________
                                             EXECUTIVE VICE PRESIDENT

                                          ASCI HOLDINGS U.K. (DE), INC.

                                          BY:______________________________
                                             EXECUTIVE VICE PRESIDENT

                                          ASCI HOLDINGS ASIA (DE), INC.

                                          BY: ______________________________
                                              EXECUTIVE VICE PRESIDENT
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                                          KEYBANK NATIONAL ASSOCIATION,
                                               AS COLLATERAL AGENT AND PLEDGEE

                                          BY:______________________________
                                                  VICE PRESIDENT